UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2012

KRAFT FOODS INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	1-16483	52-2284372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 646-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

This information will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

On September 6, 2012, Kraft Foods Inc. issued a press release relating to its presentation to financial analysts at the Barclays Capital Back to School Consumer Conference. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The presentation will be available via a live audio webcast within the Investor Center section of our Web site, www.kraftfoodscompany.com. An archived rebroadcast and the presentation slides will be available for one year following the webcast. The presentation slides, including Regulation G reconciliations, used in the presentation are being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

Our top-line measure is Organic Net Revenues, which excludes divestitures, currency and accounting calendar changes. We use Organic Net Revenues and corresponding metrics as non-GAAP financial measures. Management believes Organic Net Revenues better reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results.

We use Operating EPS, which is defined as diluted EPS attributable to us from continuing operations excluding costs related to: the Integration Program; the Restructuring Program; and Spin-Off Costs. We use Operating EPS and corresponding metrics as non-GAAP financial measures. Management believes Operating EPS provides improved comparability of operating results.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Kraft Foods Inc. Press Release, dated September 6, 2012.

99.2	Kraft Foods Inc. Slide Presentation, dated September 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: September 6, 2012
/s/ Carol J. Ward
Name: Carol J. Ward Title: Vice President and Corporate Secretary